Exhibit 10.19

Execution Version

THIRD AMENDMENT, CONSENT AND JOINDER TO CREDIT AGREEMENT

THIRD AMENDMENT, CONSENT AND JOINDER TO CREDIT AGREEMENT, dated as of May 27, 2015 (this “Third Amendment”), among OLLIE’S HOLDINGS, INC., a Delaware corporation (“Ollie’s Holdings”), OLLIE’S BARGAIN OUTLET, INC., a Pennsylvania corporation (“Ollie’s” and, together with Ollie’s Holdings, the “Borrowers”), BARGAIN PARENT, INC., a Delaware corporation (“Parent”), the Lenders (as defined in the Credit Agreement referred to below) party hereto and MANUFACTURERS AND TRADERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Parent, the Borrowers, the Lenders, the Administrative Agent and the other parties thereto are parties to that certain Credit Agreement, dated as of September 28, 2012 (as amended, modified and/or supplemented through, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, Parent, the Borrowers, the Administrative Agent and each Lender party hereto desire to amend the Credit Agreement to permit Ollie’s Holdings to pay the 2015 Special Dividend (as defined below) to Parent as provided herein;

WHEREAS, subject to the terms and conditions hereof, the Borrowers have requested the Lenders (i) consent to a Revolver Commitment Increase on the Third Amendment Effective Date (as hereinafter defined) in an aggregate amount of $50.0 million (the “2015 Revolver Commitment Increase”) notwithstanding the amount available for a Revolver Commitment Increase under Section 2.22(a) of the Credit agreement (the “Increase Cap”), which Revolver Commitment Increase shall be provided by each Lender increasing its Revolver Commitment as set forth on Schedule 1 (collectively, the “Increase Loan Lenders”), (ii) refresh the Increase Cap to $25.0 million and (iii) amend the Credit Agreement to allow the Borrowers to use proceeds of Revolver Loans made on or after the Third Amendment Effective Date to pay the 2015 Special Dividend and any fees and expenses incurred by the Borrowers in connection with the 2015 Revolver Commitment Increase, in each case, as provided herein;

WHEREAS, this Third Amendment shall serve as an Revolver Commitment Increase Notice and a joinder agreement referred to in Section 2.22 of the Credit Agreement (and the Lenders party hereto consent to its treatment as such) in respect of the 2015 Revolver Commitment Increase to be effected hereunder and, in connection therewith, the parties hereto hereby agree that (i) the terms and provisions of the 2015 Revolver Commitment Increase shall be identical to, and constitute part of the same Class as, the Revolver Commitments existing immediately prior to the Third Amendment Effective Date (other than with respect to the fees set forth herein), with all Revolver Loans made under the 2015 Revolver Commitment Increase being deemed to be Revolver Loans, (ii) the aggregate principal amount of the 2015 Revolver Commitment Increase shall be $50.0 million and the aggregate principal amount of all Revolver Commitments after giving effect thereto shall be $125.0 million, (iii) the Increase Date with respect to the 2015 Revolver Commitment Increase shall be the Third Amendment Effective Date and (iv) the Revolver Termination Date for the 2015 Revolver Commitment Increase shall be the Maturity Date;

WHEREAS, pursuant to Section 2.22(f) of the Credit Agreement, the Availability thresholds in the definitions of “Applicable Conditions”, “Covenant Trigger Event”, “In-Transit Trigger Period” and “Liquidity Event” shall be proportionately adjusted to reflect the 2015 Revolver Commitment Increase; and

WHEREAS, concurrently with the effectiveness of this Third Amendment, Parent, the Borrowers, the Lenders party thereto and the Term Agent intend to enter into that certain Third Amendment and Consent to Credit Agreement (the “Third Term Facility Amendment”) the Term Facility to make certain changes to the Term Facility, including to permit the 2015 Revolver Commitment Increase and the payment of the 2015 Special Dividend.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:

I.	Amendments to Credit Agreement.

A. Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“2015 Special Dividend” shall have the meaning assigned to such term in Section 6.06(o).

“Third Amendment” shall mean the Third Amendment to Credit Agreement, dated as of May 27, 2015, among Parent, the Borrowers, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” shall mean the date on which the Third Amendment is effective pursuant to the terms thereof.

B. Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Use of Proceeds. The Borrowers will use Letters of Credit, Revolver Loans and Swingline Loans (a) on the Closing Date, to consummate the Transactions and pay the Transaction Costs; provided that no more than $25.0 million in aggregate principal amount of Revolver Loans may be incurred on the Closing Date for such purpose and (b) after the Closing Date, for working capital needs and other general corporate purposes of the Borrowers and their Subsidiaries, including to pay the 2015 Special Dividend and any fees and expenses incurred in connection therewith.”

C. Section 6.06 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (m) thereof, (ii) deleting the period appearing at the end of clause (n) thereof and inserting “; and” in lieu thereof and (iii) inserting the following new clause (o) at the end thereof:

“(o) on or as soon as reasonably practicable after the Third Amendment Effective Date, Ollie’s may pay a cash dividend to Ollie’s Holdings (which in turn may pay a cash dividend to Parent) in an aggregate amount not to exceed $50.0 million (the “2015 Special Dividend”).”

D. Pursuant to Section 2.22(f) of the Credit Agreement, the following Availability thresholds shall be proportionately adjusted to reflect the 2015 Revolver Commitment Increase:

(i) each instance of “$9.375 million” in the definitions of “Applicable Conditions”, “In-Transit Trigger Period” and “Liquidity Event” shall be amended to read “$15.625 million”; and

(ii) each instance of “$7.5 million” in the definition of “Covenant Trigger Event” shall be amended to read “$12.5 million”.

E. Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety by Schedule 1 attached hereto.

II.	Consent.

Notwithstanding anything to the contrary set forth in Section 2.22(a) of the Credit Agreement, the Required Lenders hereby consent to the 2015 Revolver Commitment Increase on the Third Amendment Effective Date. It is further understood and agreed that (i) after giving effect to this Third Amendment and the 2015 Revolver Commitment Increase, the Increase Cap shall be $25.0 million and (ii) the 2015 Revolver Commitment Increase shall constitute a “Revolver Commitment Increase” for all purposes under the Credit Agreement and the other Loan Documents (including clause (a) of the proviso at the end of Section 2.22(a)).

III.	Representations and Warranties.

In order to induce the Administrative Agent and the undersigned Lenders to enter into this Third Amendment, and, in the case of the Increase Loan Lenders, to provide the 2015 Revolver Commitment Increase on the Third Amendment Effective Date, Parent and each Borrower hereby represent and warrant that:

A. no Default or Event of Default has occurred and is continuing on the date hereof or will have occurred and be continuing as of the Third Amendment Effective Date, both immediately before and immediately after giving effect to the Third Amendment;

B. all of the representations and warranties of each Loan Party contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date hereof and will be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the Third Amendment Effective Date, both immediately before and immediately after giving effect to the Third Amendment, as though made on and as of the Third Amendment Effective Date (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

C. (x) this Third Amendment has been duly authorized by all corporate, stockholder, limited partnership or limited liability company action required to be obtained by each Loan Party, (y) this Third Amendment has been duly executed and delivered by each Loan Party and (z) this Third Amendment, and the Credit Agreement (as amended by this Third Amendment), each constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing; and

D. the execution, delivery and performance by each Loan Party of this Third Amendment and the establishment of the 2015 Revolver Commitment Increase contemplated hereby, does not and will not (i) violate (A) any provision of (x) law, statute, rule or regulation applicable to such Loan Party, or (y) of the certificate or articles of incorporation or other constitutive documents or by-laws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i)(A)(x), (i)(B), (i)(C) or (ii) of this paragraph, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02 of the Credit Agreement or where such creation or imposition of any Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

IV.	Conditions Precedent.

Upon satisfaction of each of the following conditions, this Third Amendment shall be deemed effective (such date, the “Third Amendment Effective Date”):

A. Parent, each Borrower, each other Loan Party (if any), the Administrative Agent, the Required Lenders and each Increase Loan Lender shall have signed a counterpart hereof and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent, c/o White & Case LLP (e-mail address: johnpaul.igoe@whitecase.com);

B. the Administrative Agent shall have received from the Borrowers for the ratable account of each Increase Loan Lender, a commitment fee in an amount equal to 0.25% of the principal amount of such Increase Loan Lender’s 2015 Revolver Commitment Increase as set forth in the third column of Schedule 1 hereof;

C. the Administrative Agent shall have received a written legal opinion of (i) Weil, Gotshal & Manges LLP, special counsel to Parent and the Borrowers and (ii) McNees Wallace & Nurick LLC, special Pennsylvania counsel to Parent and the Borrowers, in each case, addressed to the Lenders and the Administrative Agent, dated the Third Amendment Effective Date, and in form and substance usual and customary for transactions such as those contemplated hereby;

D. the Administrative Agent shall have received a Borrowing Request;

E. all fees and expenses required to be paid to the Administrative Agent on the Third Amendment Effective Date (including, without limitation, reasonable legal fees and expenses required to be paid under Section 9.05 of the Credit Agreement) shall have been paid;

F. the Administrative Agent shall have received (i) a solvency certificate from the Chief Financial Officer of the Lead Borrower in substantially in the form of Exhibit F to the Credit Agreement (with appropriate modifications reasonably acceptable to the Administrative Agent), (ii) a certificate of good standing with respect to each Loan Party from the Secretary of State (or other similar official) of the jurisdiction of its organization (to the extent such concept or a similar concept exists under the laws of such jurisdiction) as of a recent date (and a bring-down thereof on the Third Amendment Effective Date), (iii) a certificate of the secretary or assistant secretary or other authorized officer of each Loan Party, dated the Third Amendment Effective Date, reasonably acceptable to the Administrative Agent, certifying as to the incumbency and specimen signature of each officer of a Loan Party executing this Third Amendment or any other document delivered in connection herewith on behalf of any Loan Party and attaching (x) a true and complete copy of the certificate of incorporation (or other applicable charter document) of each Borrower, including all amendments thereto, as in effect on the Third Amendment Effective Date, certified as of a recent date by the Secretary of State (or analogous official) of the jurisdiction of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above, (y) a true and complete copy of the by-laws (or other applicable operating agreements) of each Borrower as in effect on the Third Amendment Effective Date, and (z) a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of each Loan Party authorizing the execution, delivery and performance of this Third Amendment and the performance of the Credit Agreement (as amended by this Third Amendment) and the other Loan Documents and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; provided that in the case of preceding clauses (x) and (y), such documents shall not be required to be delivered if such certificate includes a certification by such officer that the applicable organizational documents delivered to the Administrative Agent on the Closing Date remain in full force and effect and have not been amended, modified, revoked or rescinded since the Closing Date;

G. no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to (x) the 2015 Revolver Commitment Increase and (y) this Third Amendment;

H. all of the representations and warranties of each Loan Party contained in this Third Amendment, the Credit Agreement and in the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Third Amendment Effective Date, both immediately before and immediately after giving effect to the Third Amendment, as though made on and as of the Third Amendment Effective Date (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

I. the Third Amendment Effective Date (as defined in the Third Term Facility Amendment) shall have occurred; and

J. the Administrative Agent shall have received a certificate, dated the Third Amendment Effective Date and signed by a Responsible Officer of Parent or the Lead Borrower, certifying on behalf of Parent and each Borrower that the conditions in this Section IV (G) and (H) have been satisfied.

V.	Miscellaneous Provisions.

A. This Third Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document and each of the Loan Documents as modified hereby shall remain in full force and effect in accordance with their respective terms.

B. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Third Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Third Amendment.

C. THE VALIDITY OF THIS THIRD AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

D. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import and each reference to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby on the Third Amendment Effective Date. This Third Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment as of the date first above written.

OLLIE’S HOLDINGS, INC.,
as Lead Borrower

By:	/s/ John Swygert
Name:	John Swygert
Title:	Chief Financial Officer

OLLIE’S BARGAIN OUTLET, INC.,
as Borrower

By:	/s/ John Swygert
Name:	John Swygert
Title:	Chief Financial Officer

BARGAIN PARENT, INC.,
as Parent

By:	/s/ John Swygert
Name:	John Swygert
Title:	Chief Financial Officer

[Signature Page to Ollie’s ABL Credit Agreement Third Amendment]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender and as Administrative Agent

By:	/s/ RG Loughrey
Name:	RG Loughrey
Title:	SVF

[Signature Page to Ollie’s ABL Credit Agreement Third Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robert T. Brown
Name:	Robert T. Brown
Title:	Vice President

[Signature Page to Ollie’s ABL Credit Agreement Third Amendment]

CIT FINANCE LLC, as a Lender

By:	/s/ Christopher J. Esposito
Name:	Christopher J. Esposito
Title:	Managing Director

[Signature Page to Ollie’s ABL Credit Agreement Third Amendment]

Schedule 1

Schedule 2.01

Lender	Revolver Commitment prior to the Third Amendment Effective Date	Increase in Revolver Commitment	Revolver Commitment as of the Third Amendment Effective Date
MANUFACTURERS AND TRADERS TRUST COMPANY	$32,500,000	$27,500,000	$60,000,000
KEYBANK NATIONAL ASSOCIATION	$32,500,000	$22,500,000	$55,000,000
CIT FINANCE LLC	$10,000,000	$0	$10,000,000

Total:	$75,000,000	$50,000,000	$125,000,000